Exhibit 99.1

January 21, 2016

Re:	Todos Medical Limited

Draft Registration Statement on Form F-1

Application for Waiver of Requirements of Form 20-F, Item 8.A.4

CIK Code No. 0001645260

Division of Corporation Finance

Office of the Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

Todos Medical Limited, a foreign private issuer organized under the laws of Israel (the “Company”), in connection with a proposed initial public offering of the Company’s ordinary shares, hereby respectfully requests that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”) the Registration Statement on Form F-1 (the “Registration Statement”) must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of initial submission in August 2015, the draft Registration Statement satisfied Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, because it contained audited financial statements for the two years ended December 31, 2013 and 2014 prepared in accordance with United States generally accepted accounting principles (“US GAAP”). The amended draft Registration Statement filed in November 2015 satisfied Items 8.A.4 and 5 of Form 20-F because it contained the audited financials and unaudited financial statements for the six months ended June 30, 2013 and 2014, also prepared in accordance with US GAAP. However, the Company is now, in January 2016, filing an amendment to the Registration Statement containing the same financial statements as those that are contained in the November 2015 filing because its audited financial statements are not yet available at the time of the January 2016 filing.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at: http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the staff of the Division of Corporation Finance notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available” (emphasis added).

In connection with this request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any other jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period of 2015.

3.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2015 will be available until March 31, 2016.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

We will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact me at (972) 8-633-3964, or Gregg E. Jaclin at (609) 275-0400, if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours,

/s/ Rami Zigdon

Rami Zigdon